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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 10, 2004

ISONICS CORPORATION
(Name of small business issuer as specified in its charter)

California	001-12531	77-0338561
State of Incorporation	Commission File Number	IRS Employer Identification No.

5906 McIntyre Street, Golden, Colorado 80403
Address of principal executive offices

303-279-7900
Telephone number, including Area code

Not applicable
Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

        Effective September 10, 2004, three holders of our preferred stock (each of whom is an accredited investor) converted shares of the preferred stock into shares of common stock, as reflected in the following table:

	Shares of preferred stock converted	Shares of common stock issued
Series C Convertible Preferred Stock	6,000	631,579
Series D Convertible Preferred Stock	5,000	454,545

        The following sets forth the information required by Item 701 in connection with that transaction:

        (a)   The transaction was completed effective September 10, 2004.

        (b)   There was no placement agent or underwriter for the transaction.

        (c)   The shares were not sold for cash. The shares of common stock were issued in exchange for (and in conversion of) outstanding shares of convertible preferred stock.

        (d)   We relied on the exemption from registration provided by Sections 3(a)(9) under the Securities Act of 1933 for this transaction. In addition, we did not engage in any public advertising or general solicitation in connection with this transaction; and we provided the accredited investor with disclosure of all aspects of our business, including providing the accredited investor with our reports filed with the Securities and Exchange Commission, our press releases, access to our auditors, and other financial, business, and corporate information. Based on our investigation, we believe that the accredited investor obtained all information regarding Isonics it requested, received answers to all questions it posed, and otherwise understood the risks of accepting our securities for investment purposes.

        (e)   The common stock issued in this transaction are not convertible or exchangeable. No warrants were issued in this transaction. The underlying shares of common stock are included in two currently-effective registration statements—SEC file nos. 333-112952 and 333-114521.

        (f)    We received no cash proceeds from the issuance of the shares of common stock.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 14th day of September 2004.

Isonics Corporation
By:	/s/ JAMES E. ALEXANDER James E. Alexander President and Chief Executive Officer

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  Item 3.02 Unregistered Sales of Equity Securities
SIGNATURES